SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HUBEI PHARMACEUTICAL GROUP LTD.

(Exact name of registrant as specified in its charter)

Nevada	000-25553	88-0419476
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 Park Avenue, 15th Floor, New York, NY 10022

(Address of principal executive offices)

(604) 881-2899

(Issuer's telephone number, including area code)

Pan Asia Communications Corp.

(Former name, former address and former fiscal year, if changed since last report)

2003 EMPLOYEE STOCK OPTION PLAN

(Full title of plan)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common	3,000,000	$0.70	$2,100,000	$169.89
Common Stock Underlying Stock Options	1,250,000	$0.22	$275,000	$22.25
Total	4,250,000	$0.56	$2,375,000	$192.14

                        (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933

PART I. INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1. Plan Information

This Prospectus is part of a Registration Statement which registers an aggregate 4,250,000 shares of common stock, $.001 par value, of Hubei Pharmaceutical Group Ltd.  (the "Company") 3,000,000 of which will be set aside for distribution pursuant to the Company's 2003 Stock Option Plan (Please See Item 2) and 1,250,000 of which have been reserved for issuance upon the conversion of stock options granted to the following named persons who are "Selling Shareholder":

Name	Number of Shares	Consideration

Reid Li	750,000	Management services rendered to the Company.
Eric Fletcher	500,000	Management services rendered to the Company.
Total	1,250,000

All options listed above expire on August 20, 2008 and have an exercise price of $0.22.  The Company has been advised by the Employees that they may sell all or a portion of their shares of common stock from time to time through securities brokers/dealers only at current market prices and that no commissions or compensation will be paid in connection therewith in excess of customary brokers commissions. Advisors and the brokers and dealers through whom sales of the shares are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, (the "Securities Act"), and any profits realized by them on the sale of the shares may be considered to be underwriting compensation.

No other person is authorized to give any information or make any representation not contained or incorporated by reference in this Prospectus, in connection with the offer contained in this Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

The shares of common stock offered hereby (the "Shares") will be sold from time to time by the individuals listed under the Selling Shareholder section of this document (the "Selling Shareholder").  The Selling Shareholder acquired the Shares pursuant to compensatory benefit plans for consulting and employment services that the Selling Shareholder provided to Hubei Pharmaceutical Group Ltd.

The sales may occur in transactions on the NASD over-the-counter market at prevailing market prices or in negotiated transactions.  Hubei Pharmaceutical Group Ltd. will not receive proceeds from the sale of any of the Shares.  Hubei Pharmaceutical Group Ltd. is paying for the expenses incurred in registering the Shares.

The Shares are "restricted securities" under the Securities Act of 1933 (the "1933 Act") before their sale under this Reoffer Prospectus.  This Reoffer Prospectus has been prepared for the purpose of registering the Shares under the 1933 Act to allow for future sales by the Selling Shareholder to the public without restriction.  To the knowledge of the Company, the Selling Shareholder have no arrangement with any brokerage firm for the sale of the Shares.  The Selling Shareholder may be deemed to be an "underwriter" within the meaning of the 1933 Act.  Any commissions received by a broker or dealer in connection with resales of the Shares may be deemed to be underwriting commissions or discounts under the 1933 Act.

This Reoffer Prospectus does not constitute an offer to sell or the solicitation of any offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.

Item 2. Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in Part I, Items 1 and 2, will be delivered to each of the participants in accordance with Form S-8 and Rule 428 promulgated under the Securities Act of 1933. The participants shall be provided a written statement notifying them that upon written or oral request they will be provided, without charge, (i) the documents incorporated by reference in Item 3 of Part II of the registration statement, and (ii) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the Section 10(a) prospectus, and shall include the address (giving title or department) and telephone number to which the request is to be directed.

THE COMPANY HEREBY UNDERTAKES TO FURNISH WITHOUT CHARGE TO EACH SUCH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS DESCRIBED IN ITEM 3, PART II OF THIS REGISTRATION STATEMENT, OTHER THAN EXHIBITS TO SUCH DOCUMENTS. REQUESTS SHOULD BE ADDRESSED TO MR. REID LI, 410 PARK AVENUE, 15TH FLOOR, NEW YORK, NEW YORK 10022, (604) 881-2899.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company has filed the following documents with the Securities and Exchange Commission within the preceding fiscal year: Quarterly Reports on Form 10QSB, for the quarters ended April 30, 2002, July 31, 2002, October 31, 2002, and April 30, 2003 and filed, respectively, on June 25, 2002, September 23, 2002, December 19, 2003 and June 25, 2003 and ; Annual Report on Form 10KSB, filed May 15, 2003 for the fiscal year ended January 31, 2003. The Company also filed reports on Form 8K on May 15, 2002, May 28, 2002, September 23, 2002, December 10, 2002, February 4, 2003, February 7, 2003 and June 25, 2003.  The above referenced reports, which were previously filed with the Commission are incorporated herein by reference.

All documents filed by the Company pursuant to Section 13, or 15 (d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Item 4. Description of Securities

The Company is authorized to issue 100,000,000 shares of Common Stock, $0.001 par value. The Company's stock is currently traded on the OTCBB, under symbol HBEI. The presently outstanding shares of Common Stock are fully paid and non-assessable.

COMMON STOCK  As of July 28, 2003, approximately 27,687,700 shares of Common Stock were outstanding.

VOTING RIGHTS. Each holder of the Common Stock shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation.

DIVIDEND RIGHTS. Dividends may be declared, subject to the provisions of the laws of the State of Nevada and the Articles of Incorporation, by the Board of Directors at any regular or special meeting and may be paid in cash, property, shares of corporate stock, or any other medium. The Board of Directors may fix in advance a record date, as provided in Section 1.06 of the By-laws, prior to the dividend payment for the purposes of determining shareholders entitled to receive payment of any dividend. The Board of Directors may close the stock transfer books for such purpose for a period of not more than ten (10) days prior to the payment date of such dividend.

PREEMPTIVE RIGHTS. Except as may otherwise be provided by the Board of Directors, no holder of any shares of the stock of the Corporation, shall have any preemptive right to purchase, subscribe for, or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such shares.

REGISTRAR AND TRANSFER AGENT:  The Company's registrar and transfer agent is Pacific Stock Transfer Company, 500 E. Warm Springs Road, Suite 240, Las Vegas, Nevada 89119.

DISSENTERS' RIGHTS:  Under current Nevada law, a shareholder is afforded dissenters' rights which, if properly exercised, may require the Company to purchase his shares dissenters' rights commonly arise in extraordinary transactions such as mergers, consolidations, reorganizations, substantial asset sales, liquidating distributions, and certain amendments to the Company's certificate of incorporation.

PREFERRED STOCK  There are no shares of preferred stock authorized..

Item 5. Interests of Named Experts and Counsel.

Other than as set forth below, no named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the Registrant.

Dieterich & Associates has given an opinion on the validity of the securities being registered hereunder. Principals in this law firm are eligible to receive shares of the Company's common stock pursuant to this Form S-8 registration statement.

Item 6. Indemnification of Directors and Officers.

Pursuant to Section 78.7502 of the Nevada Revised Statutes, the Company has the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Company, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such actions suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following documents are filed as Exhibits to this Registration Statement:

  4.1 -- 2003 Stock Option Plan

  5.1 -- Opinion of Dieterich & Associates as to the validity of the shares being registered.

23.1 -- Consent of Dieterich & Associates (included in Exhibit 5.1)

23.2 -- Consent of Morgan & Company

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on December 8, 2003.

HUBEI PHARMACEUTICAL GROUP LTD.

(Registrant)

By: /s/ Reid Li

Reid Li,

President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

By: /s/ Reid Li

Reid Li,

President

Exhibit 4.1

2003 STOCK OPTION PLAN

1.    GRANT OF AWARDS GENERALLY.

In accordance with the provisions hereinafter set forth in this stock option plan, the name of which is the HUBEI PHARMACEUTICAL GROUP LTD. 2003 STOCK OPTION PLAN (the “Plan”), the Board of Directors (the “Board”) or, the Compensation Committee (the “Committee”) of the HUBEI PHARMACEUTICAL GROUP LTD. (the “Corporation”) is hereby authorized to issue from time to time on the Corporation’s behalf to any one or more Eligible Persons, as hereinafter defined, Awards to acquire shares of the Corporation’s $.001 par value common stock (the “Stock”).

2.    TYPE OF AWARDS

        (a)    The Board and the Committee are authorized under this Plan to enter into any type of arrangement with a Participant that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of Stock, or (ii) a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such Rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Stock or with a value derived from the value of the Stock. The entering into of any such arrangement is referred to herein as the "grant" of an "Award."

        (b)    Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options (including options which meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (“ISOs”) and options which are not ISOs (NSOs), reload stock options in accordance with Paragraph 8 herein (“Reload Options”), stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

        (c)    Stock and Derivative Securities may be issued pursuant to an Award for any lawful consideration as determined by the Board or the Committee, including, without limitation, services rendered by the recipient of such Award.

3.    AMOUNT OF STOCK.

The aggregate number of shares of Stock which may be purchased pursuant to the exercise of Awards shall be 3,000,000 shares of Stock. Of this amount, the Board or the Committee shall have the power and authority to designate whether any options so issued shall be ISOs or NSOs, subject to the restrictions on ISOs contained elsewhere herein. If an Award ceases to be exercisable, in whole or in part, the shares of Stock underlying such option shall continue to be available under this Plan. Further, if shares of Stock are delivered to the Corporation as payment for shares of Stock purchased by the exercise of an Award granted under this Plan, such shares of Stock shall also be available under this Plan. If there is any change in the number of shares of Stock on account of the declaration of stock dividends, recapitalization resulting in stock split-ups, or combinations or exchanges of shares of Stock, or otherwise, the number of shares of Stock available for purchase upon the exercise of Awards, the shares of Stock subject to any Award and the exercise price of any outstanding Awards shall be appropriately adjusted by the Board or the Stock Option Committee. The Board or the Stock Option Committee shall give notice of any adjustments to each Eligible Person granted an Award under this Plan, and such adjustments shall be effective and binding on all Eligible Persons. If because of one or more recapitalizations, reorganizations or other corporate events, the holders of outstanding Stock receive something other than shares of Stock then, upon exercise of an Award, the Eligible Person will receive what the holder would have owned if the holder had exercised the Award immediately before the first such corporate event and not disposed of anything the holder received as a result of the corporate event.

4.    ELIGIBLE PERSONS

        (a)    With respect to ISOs, an Eligible Person means any individual who has been employed by the Corporation or by any subsidiary of the Corporation for a continuous period of at least thirty (30) days.

        (b)    With respect to all other forms of Awards, an Eligible Person means (i) any individual who has been employed by the Corporation or by any subsidiary of the Corporation, for a continuous period of at least sixty (60) days, (ii) any director of the Corporation or any subsidiary of the Corporation (iii) any member of the Corporations advisory board or of any of the Corporation’s subsidiary(ies), or (iv) any consultant of the Corporation or by any subsidiary of the Corporation.

5.    GRANT OF AWARDS.

The Board or the Committee has the right to issue the Awards established by this Plan to Eligible Persons. The Board or the Committee shall follow the procedures prescribed for it elsewhere in this Plan. A grant of Awards shall be set forth in a writing signed the Board or by a majority of the members of the Committee. The writing shall identify whether the Award being granted includes ISOs and shall set forth the terms which govern the Awards. The terms shall be determined by the Board or the Committee, and may include, among other terms, the number of shares of Stock that may be acquired pursuant to the exercise of the Awards, when the Awards may be exercised, the period for which the Award is granted and the expiration date, the effect on the Awards if the Eligible Person terminates employment, and whether the Eligible Person may deliver shares of Stock to pay for the shares of Stock to be purchased by the exercise of the Award. However, no term shall be set forth in the writing which is inconsistent with any of the terms of this Plan. The terms of an Award granted to an Eligible Person may differ from the terms of an Award granted to another Eligible Person, and may differ from the terms of an earlier Option granted to the same Eligible Person.

6.    EXERCISE PRICE.

The exercise price per share shall be determined by the Board or the Committee at the time any Award is granted, and shall be not less than (i) in the case of an ISO, the fair market value, (ii) in the case of an ISO granted to a ten percent or greater stockholder, shall be determined by the Board, or (iii) in the case of all other Awards, not less than 75% of the fair market value (but in no event less than the par value) of one share of Stock on the date the Award is granted, as determined by the Board or the Committee. Fair market value as used herein shall be:

        (a)    If shares of Stock shall be traded on an exchange or over-the-counter market, the closing price or the closing bid price of such Stock on such exchange or over-the-counter market on which such shares shall be traded on that date, or if such exchange or over-the-counter market is closed or if no shares shall have traded on such date, on the last preceding date on which such shares shall have traded, or such other value as determined by the Board or the Committee.

        (b)    If shares of Stock shall not be traded on an exchange or over-the-counter market, the value as determined by the Board or the Committee.

7.     PAYMENT OF EXERCISE PRICE

        (a)    Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Award shall be made (i) in cash, by certified check, or bank draft, (ii) by tender to the Corporation of shares of Stock owned by the holder of the Award having a Fair Market Value (as determined by the Corporation without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Corporation) not less than the exercise price, (iii) by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Award (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "Cashless Exercise"), (iv) by the holder of the Award’s promissory note in a form approved by the Board or the Committee, (v) by such other consideration as may be approved by the Board or the Committee from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Board or the Committee may at any time or from time to time, by adoption of or by amendment to the standard forms of Awards described in Section 7, or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

        (b)    Notwithstanding the foregoing, an Award may not be exercised by tender to the Corporation of shares of Stock to the extent such tender of Stock would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Corporation's stock. Unless otherwise provided by the Board or the Committee, an Award may not be exercised by tender to the Corporation of shares of Stock unless such shares either have been owned by the holder for more than six (6) months or were not acquired, directly or indirectly, from the Corporation.

        (c)    The Corporation reserves, at any and all times, the right, in the Corporation's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Awards by means of a Cashless Exercise.

        (d)    No promissory note shall be permitted if the exercise of an Award using a promissory note would be a violation of any law. Any permitted promissory note shall be on such terms as the Board or Committee shall determine. The Board and the Committee shall have the authority to permit or require the Award holder to secure any promissory note used to exercise an Award with the shares of Stock acquired upon the exercise of the Award or with other collateral acceptable to the Board or the Committee. Unless otherwise provided by the Board or the Committee, if the Corporation at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Corporation's securities, any promissory note shall comply with such applicable regulations, and the Award holder shall pay the unpaid principal and accrued interest if any, to the extent necessary to comply with such applicable regulations.

        (e)    The Corporation shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of any Award Option, or to accept from the Award holder the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Corporation, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Corporation with respect to such Award or the shares acquired upon the exercise thereof. Alternatively or in addition, in its sole discretion, the Corporation shall have the right to require the Award holder, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise, to make adequate provision for any such tax withholding obligations of the Corporation arising in connection with the Awards or the shares of Stock acquired upon the exercise thereof. The Corporation shall have no obligation to deliver share of Stock or to release shares of Stock from an escrow established pursuant to the Award until the Corporation's tax withholding obligations have been satisfied by the Award holder.

8.    GRANT OF RELOAD OPTIONS

In granting stock options under this Plan, the Board or the Committee may, but shall not be obligated to, include a Reload Option provision therein, subject to the provisions set forth in Paragraphs 20 and 21 herein. A Reload Option provision provides that if the Eligible Person pays the exercise price of shares of Stock to be purchased by the exercise of an Award (the “Original Option”) by delivering to the Corporation shares of Stock already owned by the Eligible Person (the “Tendered Shares”), the Eligible Person shall receive a Reload Option which shall be a new Option to purchase shares of Stock equal in number to the tendered shares. The terms of any Reload Option shall be determined by the Board or the Committee consistent with the provisions of this Plan.

9.    COMMITTEE

The Committee may be appointed from time to time by the Board. The Board may from time to time remove members from or add members to the Committee. The Committee shall be constituted so as to permit the Plan to comply in all respects with the provisions set forth in Paragraph 20 herein. The members of the Committee may elect one to its members as its chairman. The Committee shall hold its meetings at such time and places as its chairman shall determine. A majority of the Committee’s members present in person shall constitute a quorum for the transaction of business. All determinations of the Committee will be made by the majority vote of the members constituting the quorum. The members may participate in a meeting of the Committee by conference telephone or similar communications equipment by means of which all members participating in the meeting can hear each other. Participation in a meeting in that manner will constitute presence in person at the meeting. Any decision or determination reduced to writing and signed by all members of the Committee will be effective as if it had been made by a majority vote of all members of the Committee at a meeting which is duly called and held.

10.    ADMINISTRATION OF PLAN

In addition to granting Awards and to exercising the authority granted to it elsewhere in this Plan, the Board or the Committee is granted the full right and authority to interpret and construe the provisions of this Plan, promulgate, amend and rescind rules and procedures relating to the implementation of the Plan and to make all other determinations necessary or advisable for the administration of the Plan, consistent, however, with the intent of the Corporation that Awards granted or awarded pursuant to the Plan comply with the provisions of Paragraph 20 and 21 herein. All determinations made by the Board or the Committee shall be final, binding and conclusive on all persons including the Eligible Person, the Corporation and its stockholders, employees, officers and directors and consultants. No member of the Board or the Committee will be liable for any act or omission in connection with the administration of this Plan unless it is attributable to that member’s willful misconduct.

11.    PROVISIONS APPLICABLE TO ISOs.

The following provisions shall apply to all ISOs granted by the Board or the Committee and shall be incorporated by reference into any writing granting an ISO:

        (a)    An ISO may only be granted within ten (10) years from ________________, the date that this Plan was originally adopted by the Board.

        (b)    An ISO may not be exercised after the expiration of ten (10) years from the date the ISO is granted.

        (c)    The option price may not be less than the fair market value of the Stock at the time the ISO is granted.

        (d)    An ISO is not transferable by the Eligible Person to whom it is granted except by will, or the laws of descent and distribution, and is exercisable during his or her lifetime only by the Eligible Person.

        (e)    If the Eligible Person receiving the ISO owns at the time of the grant stock possessing more than ten (10%) percent of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation (as those terms are defined in the Code), then the option price shall be at least 110% of the fair market value of the Stock, and the ISO shall not be exercisable after the expiration of five (5) years from the date the ISO is granted.

        (f)    The aggregate fair market value (determined at the time the ISO is granted) of the Stock with respect to which the ISO is first exercisable by the Eligible Person during any calendar year (under this Plan and any other incentive stock option plan of the Corporation) shall not exceed $_________.

        (g)    Even if the shares of Stock which are issued upon exercise of an ISO are sold within one year following the exercise of such ISO so that the sale constitutes a disqualifying disposition for ISO treatment under the Code, no provision of this Plan shall be construed as prohibiting such a sale.

        (h)    This Plan was adopted by the Corporation on __________________, by virtue of its approval by the Board. Approval by the stockholders of the Corporation was obtained on __________________.

12.    DETERMINATION OF FAIR MARKET VALUE

In granting ISOs under this Plan, the Board or the Committee shall make a good faith determination as to the fair market value of the Stock at the time of granting the ISO in accordance with the provisions of Section 6 above.

13.    RESTRICTIONS ON ISSUANCE OF STOCK

The Corporation shall not be obligated to sell or issue any shares of Stock pursuant to the exercise of an Award unless the Stock with respect to which the Award is being exercised is at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended, and any other applicable laws, rules and regulations. The Corporation may condition the exercise of an Award granted in accordance herewith upon receipt from the Eligible Person, or any other purchaser thereof, of a written representation that at the time of such exercise it is his or her then present intention to acquire the shares of Stock for investment and not with a view to, or for sale in connection with, any distribution thereof; except that, in the case of a legal representative of an Eligible Person, “distribution” shall be defined to exclude distribution by will or under the laws of descent and distribution. Prior to issuing any shares of Stock pursuant to the exercise of an Award, the Corporation shall take such steps as it deems necessary to satisfy any withholding tax obligations imposed upon it by any level of government.

14.    EXERCISE IN THE EVENT OF DEATH OR TERMINATION OF EMPLOYMENT

        (a)     If an Award holder shall die (i) while an employee of the Corporation or a Subsidiary or within three months after termination of his employment with the Corporation or a Subsidiary because of his disability, or retirement or otherwise, his Awards may be exercised, to the extent that the Award holder shall have been entitled to do so on the date of his death or such termination of employment by the person or persons to whom the Award holder’s right under the Award pass by will or applicable law, or if no such person has such right, by his executors or administrators, at any time, or from time to time. In the event of termination of employment because of his death while an employee or because of disability, his Awards may be exercised not later than the expiration date specified in Paragraph 5 or one year after the Award holder’s death, whichever date is earlier, or in the event of termination of employment because of retirement or otherwise, not later than the expiration date specified in Paragraph 5 hereof or one year after the Award holder’s death, whichever date is earlier.

        (b)    If an Award holder's employment by the Corporation or a Subsidiary shall terminate because of his disability and such Award holder has not died within the following three months, he may exercise his Awards, to the extent that he shall have been entitled to do so at the date of the termination of his employment, at any time, or from time to time, but not later than the expiration date specified in Paragraph 5 hereof or one year after termination of employment, whichever date is earlier.

        (c)    If an Award holder’s employment shall terminate by reason of his retirement in accordance with the terms of the Corporation’s retirement plans or with the consent of the Board or the Committee or involuntarily other than by termination for cause, and such Award holder had not died within the following three months, he may exercise his Award to the extent he shall have been entitled to do so at the date of the termination of his employment, at any time and from time to time, but not later than the expiration date specified in Paragraph 5 hereof.

        (d)    If an Award holder’s employment shall terminate for cause, all right to exercise his Awards shall terminate at the date of such termination of employment.

15.    CORPORATE EVENTS

In the event of the proposed dissolution or liquidation of the Corporation, a proposed sale of all or substantially all of the assets of the Corporation, a merger or tender for the Corporation’s shares of Stock, the Board or the Committee shall declare that each Award granted under this Plan shall terminate as of a date to be fixed by the Board; provided that not less than thirty (30) days written notice of the date so fixed shall be given to each Eligible Person holding an Award, and each such Eligible Person shall have the right, during the period of thirty (30) days preceding such termination, to exercise his Award as to all or any part of the shares of Stock covered thereby, including shares of Stock as to which such Award would not otherwise be exercisable. Nothing set forth herein shall extend the term set for purchasing the shares of Stock set forth in the Award.

16.    NO GUARANTEE OF EMPLOYMENT

Nothing in this Plan or in any writing granting an Award will confer upon any Eligible Person the right to continue in the employ of the Eligible Person’s employer, or will interfere with or restrict in any way the right of the Eligible Person’s employer to discharge such Eligible Person at any time for any reason whatsoever, with or without cause.

17.    NONTRANSFERABILITY

No Award granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Award holder, an Award shall be exercisable only by him, or by his guardian or legal representative.

18.    NO RIGHTS AS STOCKHOLDER

No Award holder shall have any rights as a stockholder with respect to any shares subject to his Award prior to the date of issuance to him of a certificate or certificates for such shares.

19.    AMENDMENT AND DISCONTINUANCE OF PLAN

The Board may amend, suspend or discontinue this Plan at any time. However, no such action may prejudice the rights of any Eligible Person who has prior thereto been granted Awards under this Plan. Further, no amendment to this Plan which has the effect of (a) increasing the aggregate number of shares of Stock subject to this Plan (except for adjustments pursuant to Paragraph 3 herein), or (b) changing the definition of Eligible Person under this Plan, may be effective unless and until approval of the stockholders of the Corporation is obtained in the same manner as approval of this Plan is required. The Board is authorized to seek the approval of the Corporation’s stockholders for any other changes it proposes to make to this Plan which require such approval, however, the Board may modify the Plan as necessary, to effectuate the intent of the Plan as a result of any changes in the tax, accounting or securities laws treatment of Eligible Persons and the Plan, subject to the provisions set forth in this Paragraph 19, and Paragraphs 20 and 21.

20.    COMPLIANCE WITH RULE 16B-3

This Plan is intended to comply in all respects with Rule 16b-3 (“Rule 16b-3”) promulgated by the Securities and Exchange Commission under the Exchange Act, with respect to participants who are subject to Section 16 of the Exchange Act, and any provision(s) herein that is/are contrary to Rule 16b-3 shall be deemed null and void to the extent appropriate by either the Committee or the Board.

21.    COMPLIANCE WITH CODE

The aspects of this Plan dealing with ISOs are intended to comply in every respect with Section 422 of the Code and the regulations promulgated thereunder. in the event any future statute or regulation shall modify the existing stature, the aspects of this Plan on ISOs shall be deemed to incorporate by reference such modification. Any stock option agreement relating to any ISO granted pursuant to this Plan outstanding and unexercised at the time any modifying statute or regulation becomes effective shall also be deemed to incorporate by reference such modification and no notice of such modification need to be given to optionee.

If any provision of the aspects of this Plan dealing with ISOs is determined to disqualify the shares purchasable pursuant to the ISOs granted under this Plan from the special tax treatment provided by Code Section 422, such provision shall be deemed null and void and to incorporate by reference the modification required to qualify the shares for said tax treatment.

22.    COMPLIANCE WITH OTHER LAWS AND REGULATIONS

The Plan, the grant and exercise of Awards thereunder, and the obligation of the Corporation to sell and deliver Stock under such Awards, shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. Moreover, no option may be exercised if its exercise or the receipt of Stock pursuant thereto would be contrary to applicable laws.

23.    DISPOSITION OF SHARES.

In the event any share of Stock acquired by an exercise of an Award granted under the Plan shall be transferable other than by will or by the laws of descent and distribution within two years of the date such Award was granted or within one year after the transfer of such Stock pursuant to such exercise, the Award holder shall give prompt written notice thereof to the Board or the Committee.

24.    NAME.

The Plan shall be known as the “HUBEI PHARMACEUTICAL GROUP LTD. 2003 Stock Option Plan.”

25.    NOTICES

Any notice hereunder shall be in writing and sent by certified mail, return receipt requested or by facsimile transmission (with electronic or written confirmation of receipt) and when addressed to the Corporation shall be sent to it at its office, 410 Park Avenue, 15th Floor, New York, New York 10022, subject to the right of either party to designate at any time hereafter in writing some other address, facsimile number or person to whose attention such notice shall be sent.

26.    HEADINGS

The headings preceding the text of Sections and subparagraphs hereof are inserted solely for convenience of reference, and shall not constitute a part of this Plan nor shall they affect its meaning, construction or effect.

27.    EFFECTIVE DATE

The Plan, was adopted by the Board on _______________. The effective date of the Plan shall be _____________, the date on which the Plan was approved by the stockholders of the Corporation.

Dated as of _________________

HUBEI PHARMACEUTICAL GROUP LTD.

By: /s/ Reid Li

Reid Li,

President

THE SECURITIES ISSUED PURSUANT TO THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THAT ACT OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL (WHICH COUNSEL AND OPINION SHALL BE SATISFACTORY TO THE COMPANY) THAT REGISTRATION OF SUCH SECURITIES UNDER THAT ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

HUBEI PHARMACEUTICAL GROUP LTD.

EMPLOYEE INCENTIVE STOCK OPTION AGREEMENT

PURSUANT TO THE

2003 STOCK OPTION PLAN

This Employee Incentive Stock Option Agreement (this "Agreement") is made and entered into as of the Date of Grant indicated below by and between Hubei Pharmaceutical Group Ltd., a Nevada corporation (the "Company"), and the person named below as Employee.

WHEREAS, Employee is an employee of the Company and/or one or more of its subsidiaries; and

WHEREAS, pursuant to the 2003 Stock Option Plan (the "Plan"), the committee of the Board of Directors of the Company administering the Plan (the "Administrator") has approved the grant to Employee of an option to purchase shares of the Common Stock of the Company (the "Common Stock"), on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto hereby agree as follows:

1.    Grant of Option; Certain Terms and Conditions. The Company hereby grants to Employee, and Employee hereby accepts, as of the Date of Grant, an option to purchase the number of shares of Common Stock indicated below (the "Option Shares") at the Exercise Price per share indicated below, which option shall expire at 5:00 p.m., Pacific time, on the Expiration Date indicated below and shall be subject to all of the terms and conditions set forth in this Agreement (the "Option"). On each anniversary of the Date of Grant, the Option shall become exercisable to purchase ("vest with respect to") that number of Option Shares (rounded to the nearest whole share) equal to the total number of Option Shares multiplied by the Annual Vesting Rate indicated below.

Employee: ______________________

Date of Grant:  ______________________

Number of shares purchasable: ______________________

Exercise Price per share:* ______________________

Expiration Date:* ______________________

Annual Vesting Rate:  ______________________

The Option is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (an "Incentive Stock Option"). Employee understands that if the aggregate Fair Market Value (as defined in the Plan and determined as of the date such options are granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by Employee during any calendar year (under the Plan and all other stock option plans of the Company and its parent and subsidiary corporations) exceeds $_________, such excess options (taking into account the order in which they were granted) shall not be treated for tax purposes as Incentive Stock Options.

2.    Acceleration of Vesting and Termination of Option.

        (a)    Termination of Employment.

                (i)    Retirement. If Employee ceases to be employed by reason of Employee's retirement in accordance with the Company's then-current retirement policy ("Retirement"), then (A) the portion of the Option that has not vested on or prior to the date of such Retirement shall terminate on such date and (B) the remaining vested portion of the Option shall terminate upon the earlier of the Expiration Date or the first anniversary of the date of such Retirement.

                (ii)    Death or Permanent Disability. If Employee ceases to be employed by reason of Employee's death or Permanent Disability (as hereinafter defined), then (A) the portion of the Option that has not vested on or prior to the date of Employee's death or Permanent Disability shall terminate on such date and (B) the remaining vested portion of the Option shall terminate upon the earlier of the Expiration Date or the first anniversary of the date of Employee's death or Permanent Disability. "Permanent Disability" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. Employee shall not be deemed to have a Permanent Disability until proof of the existence thereof shall have been furnished to the Board in such form and manner, and at such times, as the Board may require. Any determination by the Board that Employee does or does not have a Permanent Disability shall be final and binding upon the Company and Employee.

                (iii)    Termination for Cause. If Employee is terminated for Cause, both the vested and unvested portions of the Option shall terminate immediately. "Cause" shall mean Employee's (A) conviction by a court of competent jurisdiction of a felony or serious misdemeanor involving moral turpitude, (B) willful disregard of any written directive of the Board that is not inconsistent with the Articles of Incorporation or Bylaws of the Company or applicable law, (C) breach of his or her fiduciary duty involving personal profit, or (D) neglect of his or her duties that has a material adverse effect on the Company.

                (iv)    Other Termination. If Employee is terminated without Cause or if the Employee otherwise terminates his/her employment with the Company (other than pursuant to clauses (i), (ii) and (iii) above), then (A) the portion of the Option that has not vested on or prior to the date of such termination of employment shall terminate on such date and (B) the remaining vested portion of the Option shall terminate upon the earlier of the Expiration Date or the 90th day following the date of such termination of employment; provided, however, that if Employee is terminated without Cause within one year after a Change of Control, then (x) the portion of the Option that has not vested on or prior to the date on which Employee is terminated shall fully vest as of such date and (y) the Option shall terminate upon the earlier of the Expiration Date or the 90th day following the date on which Employee is terminated. A "Change of Control" shall mean the first to occur of the following:

                                (1)    the date upon which the directors of the Company who were nominated by the Board for election as directors cease to constitute a majority of the directors of the Company;

                                (2)    the consummation of a reorganization, merger or consolidation of the Company (other than a reorganization, merger or consolidation the sole purpose of which is to change the Company's domicile solely within the United States) (a) as a result of which the outstanding securities of the class then subject to the Option are exchanged for or converted into cash, property and/or securities not issued by the Company and (b) the terms of which provide that the Option shall continue in effect thereafter; or

                                 (3)    the date of the first public announcement that any person or entity, together with all Affiliates and Associates (as such capitalized terms are defined in Rule 12b-2 promulgated under the Exchange Act of 1934, as amended (the "Exchange Act")) of such person or entity, shall have become the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company representing more than 50% of the voting power of the Company (a "50% Stockholder"); provided, however, that the term "50% Stockholder" shall not include (a) the Company or any of its subsidiaries, (b) any employee benefit plan of the Company or any of its subsidiaries, (c) any entity holding voting securities of the Company for or pursuant to the terms of any such plan, (d) any person or entity who owned beneficially more than 15% of the outstanding voting stock of the Company prior to such date on which the Company is required, if at all, to become a reporting company pursuant to Sections 12 or 15 of the Exchange Act, or (e) any person or entity if the transaction that resulted in such person or entity becoming a 50% Stockholder was approved in advance by the Board.

        (b)    Death Following Termination of Employment. Notwithstanding anything to the contrary in this Agreement, if Employee shall die at any time after the termination of his or her employment and prior to the date on which the Option is terminated pursuant to Section 2(a), then the vested portion of the Option shall terminate on the earlier of the Expiration Date or the first anniversary of the date of Optionee's death.

        (c)    Acceleration of Option by Administrator. The Administrator, in its sole discretion, may accelerate the exercisability of the Option at any time and for any reason.

        (d)    Other Events Causing Acceleration and Termination of Option. Notwithstanding anything to the contrary in this Agreement, the Option shall become fully exercisable immediately prior to, and shall terminate upon, the consummation of any of the following events:

                     (i)    the dissolution or liquidation of the Company;

                    (ii)    a reorganization, merger or consolidation of the Company (other than a reorganization, merger or consolidation the sole purpose of which is to change the Company's domicile solely within the United States) the consummation of which results in the outstanding securities of any class then subject to the Option being exchanged for or converted into cash, property and/or a different kind of securities, unless such reorganization, merger or consolidation shall have been affirmatively recommended to the shareholders of the Company by the Board and the terms of such reorganization, merger or consolidation shall provide that the Option shall continue in effect thereafter on terms substantially similar to those under the Plan; or

                    (iii)    a sale of all or substantially all of the property and assets of the Company, unless the Terms of such sale shall provide otherwise.

        (e)    Suspension of Vesting on Leave from employment. If for any reason an employee takes a leave without pay then no vesting will occur during the “leave”.

3.    Adjustments. In the event that the outstanding securities of the class then subject to the Option are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities, or cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or in the event that substantially all of the property and assets of the Company are sold, then, unless such event shall cause the Option to terminate pursuant to Section 2(d) hereof, the Administrator shall make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may thereafter be acquired upon the exercise of the Option; provided, however, that any such adjustments in the Option shall be made without changing the aggregate Exercise Price of the then unexercised portion of the Option.

4.    Exercise. The Option shall be exercisable during Employee's lifetime only by Employee or by his or her guardian or legal representative, and after Employee's death only by the person or entity entitled to do so under Employee's last will and testament or applicable intestate law. The Option may only be exercised by the delivery to the Company of a written notice of such exercise (the "Exercise Notice"), which notice shall specify the number of Option Shares to be purchased (the "Purchased Shares") and the aggregate Exercise Price for such shares, together with payment in full of such aggregate Exercise Price in cash or by check payable to the Company; provided, however, that payment of such aggregate Exercise Price may instead be made, in whole or in part, by one or more of the following means:

        (a)    by the delivery to the Company of a promissory note in a form and amount satisfactory to the Administrator, provided that the principal amount of such note shall not exceed the excess of such aggregate Exercise Price over and above the aggregate par value of the Purchased Shares; or

        (b)    by (i) the delivery to the Company of a certificate or certificates representing shares of Common Stock, duly endorsed or accompanied by a duly executed stock powers, which delivery effectively transfers to the Company good and valid title to such shares, free and clear of any pledge, commitment, lien, claim or other encumbrance (such shares to be valued on the basis of the aggregate Fair Market Value (as defined in the Plan) thereof on the date of such exercise) and/or (ii) "pyramiding" of shares issuable upon exercise of the Option, provided that the Company is not then prohibited from purchasing or acquiring such shares of Common Stock.

5.    Payment of Withholding Taxes. If the Company becomes obligated to withhold an amount on account of any tax imposed as a result of the exercise of the Option, including, without limitation, any federal, state, local or other income tax, or any F.I.C.A., state disability insurance tax or other employment tax (the "Withholding Liability"), then Employee shall, on the date of exercise and as a condition to the issuance of the Option Shares, pay the Withholding Liability to the Company in cash or by check payable to the Company. Employee hereby consents to the Company withholding the full amount of the Withholding Liability from any compensation or other amounts otherwise payable to Employee if Employee does not pay the Withholding Liability to the Company on the date of exercise of the Option, and Employee agrees that the withholding and payment of any such amount by the Company to the relevant taxing authority shall constitute full satisfaction of the Company's obligation to pay such compensation or other amounts to Employee.

6.    Notices. All notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally or five days after mailing by certified or registered mail, postage prepaid, return receipt requested, to the Company, Attention: President, or to Employee at the address set forth beneath his or her signature on the signature page hereto, or at such other addresses as they may designate by written notice in the manner aforesaid.

7.    Stock Exchange or NASDAQ Requirements; Applicable Laws. Notwithstanding anything to the contrary in this Agreement, no shares of stock purchased upon exercise of the Option, and no certificate representing all or any part of such shares, shall be issued or delivered if (a) such shares have not been admitted to listing upon official notice of issuance on each stock exchange upon which shares of that class are then listed or (b) in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of or to incur liability under any federal, state or other securities law, or any requirement of any stock exchange listing agreement to which the Company is a party, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company. If required by the Company, at the time of exercise, Employee shall give to the Company satisfactory assurance in writing, signed by Employee or his or her legal representative, such assurances as may be required in order to comply with the provisions of the Securities Act of 1933, as amended or other applicable securities laws.

8.    Nontransferability. Neither the Option nor any interest therein may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution.

9.    Plan. The Option is granted pursuant to the Plan, as in effect on the Date of Grant, and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that no such amendment shall deprive Employee, without his or her consent, of the Option or of any of Employee's rights under this Agreement. The interpretation and construction by the Administrator of the Plan, this Agreement, the Option and such rules and regulations as may be adopted by the Administrator for the purpose of administering the Plan shall be final and binding upon Employee. Until the Option shall expire, terminate or be exercised in full, the Company shall, upon written request therefor, send a copy of the Plan, in its then-current form, to Employee or any other person or entity then entitled to exercise the Option.

10.    Shareholder Rights. No person or entity shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any Option Shares until the Option shall have been duly exercised to purchase such Option Shares in accordance with the provisions of this Agreement.

11.    Employment Rights. No provision of this Agreement or of the Option granted hereunder shall (a) confer upon Employee any right to continue in the employ of the Company or any of its subsidiaries, (b) affect the right of the Company and each of its subsidiaries to terminate the employment of Employee, with or without cause, or (c) confer upon Employee any right to participate in any employee welfare or benefit plan or other program of the Company or any of its subsidiaries other than the Plan. Employee hereby acknowledges and agrees that the Company and each of its subsidiaries may terminate the employment of Employee at any time and for any reason, or for no reason, unless Employee and the Company or such subsidiary are parties to a written employment agreement that expressly provides otherwise.

12.    Governing Law. This Agreement and the Option granted hereunder shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada.

IN WITNESS WHEREOF, the Company and Employee have duly executed this Agreement as of the Date of Grant.

NAME_________________

By:_______________________________

Title:

OPTIONEE:

__________________________________

Signature

__________________________________

Street Address

__________________________________

City, State and Zip Code

__________________________________

Social Security Number

NOTE:

*The Expiration Date shall not be more than 10 years after the Date of Grant and the Exercise Price per share shall not be less than the Fair Market Value (as defined in the Plan) per share on the Date of Grant; provided, however, that if, on the Date of Grant, Employee owns (after application of the family and other attribution rules of Section 425(d) of the Internal Revenue Code) more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporations, then the Expiration Date shall not be more than five years after the Date of Grant and the Exercise Price per share shall not be less than 110% of the Fair Market Value per share on the Date of Grant.

THE SECURITIES ISSUED PURSUANT TO THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THAT ACT OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL (WHICH COUNSEL AND OPINION SHALL BE SATISFACTORY TO THE COMPANY) THAT REGISTRATION OF SUCH SECURITIES UNDER THAT ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

HUBEI PHARMACEUTICAL GROUP LTD.

EMPLOYEE NON-QUALIFIED STOCK OPTION AGREEMENT

PURSUANT TO THE

2003 STOCK OPTION PLAN

This Employee Non-qualified Stock Option Agreement (this "Agreement") is made and entered into as of the Date of Grant indicated below by and between Hubei Pharmaceutical Group Ltd., a Nevada corporation (the "Company"), and the person named below as Employee.

WHEREAS, Employee is an employee of the Company and/or one or more of its subsidiaries; and

WHEREAS, pursuant to the 2003 Stock Option Plan (the "Plan"), the committee of the Board of Directors of the Company administering the Plan (the "Administrator") has approved the grant to Employee of an option to purchase shares of the Common Stock of the Company (the "Common Stock"), on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto hereby agree as follows:

1.    Grant of Option; Certain Terms and Conditions. The Company hereby grants to Employee, and Employee hereby accepts, as of the Date of Grant, an option to purchase the number of shares of Common Stock indicated below (the "Option Shares") at the Exercise Price per share indicated below, which option shall expire at 5:00 p.m., Pacific time, on the Expiration Date indicated below and shall be subject to all of the terms and conditions set forth in this Agreement (the "Option"). At the end of each month after the Date of Grant, the Option shall become exercisable to purchase ("vest with respect to") that number of Option Shares (rounded to the nearest whole share) equal to the total number of Option Shares multiplied by the Monthly Vesting Rate indicated below.

Employee:

______________________

Date of Grant:

______________________

Number of shares purchasable:

______________________

Exercise Price per share:

______________________

Expiration Date:

______________________

Monthly Vesting Rate:

______________________%

The Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code.

2.    Acceleration and Suspension of Vesting and Termination of Option.

        (a)    Termination of Employment.

                (i)    Retirement. If Employee ceases to be employed by reason of Employee's retirement in accordance with the Company's then-current retirement policy ("Retirement"), then (A) the portion of the Option that has not vested on or prior to the date of such Retirement shall terminate on such date and (B) the remaining vested portion of the Option shall terminate upon the earlier of the Expiration Date or the first anniversary of the date of such Retirement.

                (ii)    Death or Permanent Disability. If Employee ceases to be employed by reason of Employee's death or Permanent Disability (as hereinafter defined), then (A) the portion of the Option that has not vested on or prior to the date of Employee's death or Permanent Disability shall terminate on such date and (B) the remaining vested portion of the Option shall terminate upon the earlier of the Expiration Date or the first anniversary of the date of Employee's death or Permanent Disability. "Permanent Disability" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. Employee shall not be deemed to have a Permanent Disability until proof of the existence thereof shall have been furnished to the Board in such form and manner, and at such times, as the Board may require. Any determination by the Board that Employee does or does not have a Permanent Disability shall be final and binding upon the Company and Employee.

                (iii)    Termination for Cause. If Employee is terminated for Cause, both the vested and unvested portions of the Option shall terminate immediately. "Cause" shall mean Employee's (A) conviction by a court of competent jurisdiction of a felony or serious misdemeanor involving moral turpitude, (B) willful disregard of any written directive of the Board that is not inconsistent with the Articles of Incorporation or Bylaws of the Company or applicable law, (C) breach of his or her fiduciary duty involving personal profit, or (D) neglect of his or her duties that has a material adverse effect on the Company.

                (iv)    Other Termination. If Employee is terminated without Cause or if the Employee otherwise terminates his/her employment with the Company (other than pursuant to clauses (i), (ii) and (iii) above), then (A) the portion of the Option that has not vested on or prior to the date of such termination of employment shall terminate on such date and (B) the remaining vested portion of the Option shall terminate upon the earlier of the Expiration Date or the 90th day following the date of such termination of employment; provided, however, that if Employee is terminated without Cause within one year after a Change of Control, then (x) the portion of the Option that has not vested on or prior to the date on which Employee is terminated shall fully vest as of such date and (y) the Option shall terminate upon the earlier of the Expiration Date or the 90th day following the date on which Employee is terminated. A "Change of Control" shall mean the first to occur of the following:

                            (1)    the date upon which the directors of the Company who were nominated by the Board for election as directors cease to constitute a majority of the directors of the Company;

                            (2)    the consummation of a reorganization, merger or consolidation of the Company (other than a reorganization, merger or consolidation the sole purpose of which is to change the Company's domicile solely within the United States) (a) as a result of which the outstanding securities of the class then subject to the Option are exchanged for or converted into cash, property and/or securities not issued by the Company and (b) the terms of which provide that the Option shall continue in effect thereafter; or

                            (3)    the date of the first public announcement that any person or entity, together with all Affiliates and Associates (as such capitalized terms are defined in Rule 12b-2 promulgated under the Exchange Act of 1934, as amended (the "Exchange Act")) of such person or entity, shall have become the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company representing more than 50% of the voting power of the Company (a "50% Shareholder"); provided, however, that the term "50% Shareholder" shall not include (a) the Company or any of its subsidiaries, (b) any employee benefit plan of the Company or any of its subsidiaries, (c) any entity holding voting securities of the Company for or pursuant to the terms of any such plan, (d) any person or entity who owned beneficially more than 15% of the outstanding voting stock of the Company prior to such date on which the Company is required, if at all, to become a reporting company pursuant to Sections 12 or 15 of the Exchange Act, or (e) any person or entity if the transaction that resulted in such person or entity becoming a 50% Shareholder was approved in advance by the Board.

        (b)    Death Following Termination of Employment. Notwithstanding anything to the contrary in this Agreement, if Employee shall die at any time after the termination of his or her employment and prior to the date on which the Option is terminated pursuant to Section 2(a), then the vested portion of the Option shall terminate on the earlier of the Expiration Date or the first anniversary of the date of Optionee's death.

        (c)    Acceleration of Option by Administrator. The Administrator, in its sole discretion, may accelerate the exercisability of the Option at any time and for any reason.

        (d)    Other Events Causing Acceleration and Termination of Option. Notwithstanding anything to the contrary in this Agreement, the Option shall become fully exercisable immediately prior to, and shall terminate upon, the consummation of any of the following events:

                    (i)    the dissolution or liquidation of the Company;

                    (ii)    a reorganization, merger or consolidation of the Company (other than a reorganization, merger or consolidation the sole purpose of which is to change the Company's domicile solely within the United States) the consummation of which results in the outstanding securities of any class then subject to the Option being exchanged for or converted into cash, property and/or a different kind of securities, unless such reorganization, merger or consolidation shall have been affirmatively recommended to the shareholders of the Company by the Board and the terms of such reorganization, merger or consolidation shall provide that the Option shall continue in effect thereafter on terms substantially similar to those under the Plan; or

                    (iii)    a sale of all or substantially all of the property and assets of the Company, unless the terms of such sale shall provide otherwise.

                    (iv)    Suspension of Vesting on Leave from Employment. If for any reason an employee takes a leave without pay then no vesting will occur during the “leave”.

3.    Adjustments. In the event that the outstanding securities of the class then subject to the Option are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities, or cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or in the event that substantially all of the property and assets of the Company are sold, then, unless such event shall cause the Option to terminate pursuant to Section 2(d) hereof, the Administrator shall make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may thereafter be acquired upon the exercise of the Option; provided, however, that any such adjustments in the Option shall be made without changing the aggregate Exercise Price of the then unexercised portion of the Option.

4.    Exercise. The Option shall be exercisable during Employee's lifetime only by Employee or by his or her guardian or legal representative, and after Employee's death only by the person or entity entitled to do so under Employee's last will and testament or applicable intestate law. The Option may only be exercised by the delivery to the Company of a written notice of such exercise (the "Exercise Notice"), which notice shall specify the number of Option Shares to be purchased (the "Purchased Shares") and the aggregate Exercise Price for such shares, together with payment in full of such aggregate Exercise Price in cash or by check payable to the Company; provided, however, that payment of such aggregate Exercise Price may instead be made, in whole or in part, by one or more of the following means:

        (a)    by the delivery to the Company of a promissory note in a form and amount satisfactory to the Administrator, provided that the principal amount of such note shall not exceed the excess of such aggregate Exercise Price over and above the aggregate par value of the Purchased Shares; or

        (b)    by (i) the delivery to the Company of a certificate or certificates representing shares of Common Stock, duly endorsed or accompanied by a duly executed stock powers, which delivery effectively transfers to the Company good and valid title to such shares, free and clear of any pledge, commitment, lien, claim or other encumbrance (such shares to be valued on the basis of the aggregate Fair Market Value (as defined in the Plan) thereof on the date of such exercise) and/or (ii) "pyramiding" of shares issuable upon exercise of the Option, provided that the Company is not then prohibited from purchasing or acquiring such shares of Common Stock.

5.    Payment of Withholding Taxes. If the Company becomes obligated to withhold an amount on account of any tax imposed as a result of the exercise of the Option, including, without limitation, any federal, state, local or other income tax, or any F.I.C.A., state disability insurance tax or other employment tax (the "Withholding Liability"), then Employee shall, on the date of exercise and as a condition to the issuance of the Option Shares, pay the Withholding Liability to the Company in cash or by check payable to the Company. Employee hereby consents to the Company withholding the full amount of the Withholding Liability from any compensation or other amounts otherwise payable to Employee if Employee does not pay the Withholding Liability to the Company on the date of exercise of the Option, and Employee agrees that the withholding and payment of any such amount by the Company to the relevant taxing authority shall constitute full satisfaction of the Company's obligation to pay such compensation or other amounts to Employee.

6.    Notices. All notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally or five days after mailing by certified or registered mail, postage prepaid, return receipt requested, to the Company, Attention: President, or to Employee at the address set forth beneath his or her signature on the signature page hereto, or at such other addresses as they may designate by written notice in the manner aforesaid.

7.    Stock Exchange or NASDAQ Requirements; Applicable Laws. Notwithstanding anything to the contrary in this Agreement, no shares of stock purchased upon exercise of the Option, and no certificate representing all or any part of such shares, shall be issued or delivered if (a) such shares have not been admitted to listing upon official notice of issuance on each stock exchange upon which shares of that class are then listed or (b) in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of or to incur liability under any federal, state or other securities law, or any requirement of any stock exchange listing agreement to which the Company is a party, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company. If required by the Company, at the time of exercise, Employee shall give to the Company satisfactory assurance in writing, signed by Employee or his or her legal representative, such assurances as may be required in order to comply with the provisions of the Securities Act of 1933, as amended or other applicable securities laws.

8.    Nontransferability. Neither the Option nor any interest therein may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution.

9.    Plan. The Option is granted pursuant to the Plan, as in effect on the Date of Grant, and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that no such amendment shall deprive Employee, without his or her consent, of the Option or of any of Employee's rights under this Agreement. The interpretation and construction by the Administrator of the Plan, this Agreement, the Option and such rules and regulations as may be adopted by the Administrator for the purpose of administering the Plan shall be final and binding upon Employee. Until the Option shall expire, terminate or be exercised in full, the Company shall, upon written request therefor, send a copy of the Plan, in its then-current form, to Employee or any other person or entity then entitled to exercise the Option.

10.    Shareholder Rights. No person or entity shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any Option Shares until the Option shall have been duly exercised to purchase such Option Shares in accordance with the provisions of this Agreement.

11.    Employment Rights. No provision of this Agreement or of the Option granted hereunder shall (a) confer upon Employee any right to continue in the employ of the Company or any of its subsidiaries, (b) affect the right of the Company and each of its subsidiaries to terminate the employment of Employee, with or without cause, or (c) confer upon Employee any right to participate in any employee welfare or benefit plan or other program of the Company or any of its subsidiaries other than the Plan. Employee hereby acknowledges and agrees that the Company and each of its subsidiaries may terminate the employment of Employee at any time and for any reason, or for no reason, unless Employee and the Company or such subsidiary are parties to a written employment agreement that expressly provides otherwise.

12.    Governing Law. This Agreement and the Option granted hereunder shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada.

IN WITNESS WHEREOF, the Company and Employee have duly executed this Agreement as of the Date of Grant.

NAME_________________

By:___________________________

Title:

Exhibit 5.1

DIETERICH & ASSOCIATES LETTERHEAD

December 8, 2003

Securities and Exchange Commission

450 Fifth Street, N.W.

Judiciary Plaza

Washington, DC 20549

    Re:  Hubei Pharmaceutical Group Ltd.

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by HUBEI PHARMACEUTICAL GROUP LTD. ("Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to an aggregate of 4,250,000 shares of the Common Stock of the Company (the "Shares") to be issued upon the exercise of common stock options issued to various individuals and pursuant to the 2003 Amended Employee Stock Option Plan.

As counsel for the Company, we have examined such corporate records, documents and such question of law as we have considered necessary or appropriate for purposes of this opinion and, upon the basis of such examination, advise you that in our opinion, all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Shares and that the Shares being registered pursuant to the Registration Statement, when issued will be duly authorized, legally issued, fully paid and non-assessable. This opinion does not cover any matters related to any re-offer or re-sale of the shares by and Plan Beneficiaries, once properly and legally issued pursuant to the Plan as described in the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion is based on our knowledge of the law and facts as of the date hereof. This opinion does not address or relate to any specific state securities laws. We assume no duty to communicate with the Company in respect to any matter, which comes to our attention hereafter.

Very truly yours,

/s/ Christopher Dieterich

Dieterich & Associates

Exhibit 23.1

    Included within Exhibit 5.1 (Opinion of Counsel)

Exhibit 23.2

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in the Registration Statement of Hubei Pharmaceutical Group Ltd. on Form S-8 relating to the registration of 4,250,000 common share to be issued to various employees upon the exercise of common stock options and pursuant to the 2003 Stock Option Plan, of our Auditors' Report, dated April 29, 2003, on the balance sheets of Hubei Pharmaceutical Group Ltd. as at January 31, 2003 and 2002, and the related statements of loss and deficit accumulated during the development stage, cash flows, and stockholders' equity for the years ended January 31, 2003 and 2002, and for the period from inception, December 18, 1998 to January 31, 2003.

Vancouver, Canada                                                                            /s/ Morgan & Company

                                                                                                               Chartered Accountants

December 8, 2003